Exhibit 99.1
ClearPoint Neuro Reports Fourth Quarter and Full Year 2023 Preliminary Revenue Results and Guidance for Full Year 2024 Revenue
SOLANA BEACH, CA, January 8, 2024 – ClearPoint Neuro, Inc. (Nasdaq: CLPT) (the “Company”), a global therapy-enabling platform company providing navigation and delivery to the brain, today announced preliminary, unaudited financial results for its fourth quarter and full year ended December 31, 2023. These preliminary unaudited financial results are management’s estimates and are subject to revision in the course of completing annual audit processes. Audited results for 2023 will be publicly reported by the Company later in the first quarter of 2024, prior to a Form 10-K filing for the year with full financial statements.
Fourth Quarter 2023 Preliminary Unaudited Financial Highlights
•Preliminary unaudited revenue of approximately $6.8 million, a 32% year-over-year increase;
•Increased biologics and drug delivery revenue to approximately $4.1 million, a 76% year-over-year increase; and
•Cash burn of approximately $1.2 million in the fourth quarter. The Company had approximately $23.1 million in cash and cash equivalents at December 31, 2023.
Full Year 2023 Preliminary Unaudited Financial Highlights
•Achieved preliminary unaudited record revenue of approximately $24 million, a 17% year-over-year increase, versus most recent guidance of $23 - $25 million; and
•Increased biologics and drug delivery revenue to approximately $13.6 million, a 49% year-over-year increase.
Business Outlook and Planned Value Creating Milestones
•The Company estimates revenue in 2024 to be between $28 million and $32 million, representing growth between 17% and 33%;
•Achieve FDA clearance and launch SmartFrame OR for navigation and first revenue in the operating room;
•Launch full market release of the ClearPoint PRISM® Neuro Laser Therapy System;
•Launch and deploy ClearPoint 2.2 Software with embedded ClearPoint Maestro® and 1.2 Array Software with parallel trajectory tumor planning application to the installed base;
•Win first purchase orders for GLP ready pre-clinical services;
•Prototype demonstration of next generation software application for AI predictive modeling to pharma partners;
•Continue global expansion to achieve 100 ClearPoint sites by 2025; and
•Demonstrate operating leverage with expenses increasing less than revenue growth.

“We are thrilled with our fourth quarter performance delivering record revenue of $6.8 million, reflecting 32% growth, while meaningfully reducing our cash burn and gaining commitments for multiple new ClearPoint installations,” commented Joe Burnett, President and CEO at ClearPoint Neuro.

“In 2024, we look forward to several new product introductions reflecting success with the strategic investments we have made to expand our leadership position, including the SmartFrame OR for our entrance into the operating room; the full market release of the PRISM laser therapy system; the integration of ClearPoint Maestro into our navigation software; and the expansion of our pre-clinical biologics and drug delivery services including GLP readiness. These represent four new potential revenue streams that we plan to add to our base business throughout the year.”
Management will be available for meetings in San Francisco during the J.P. Morgan Healthcare Conference from January 8-11, 2024.
About ClearPoint Neuro
ClearPoint Neuro is a device, cell, and gene therapy-enabling company offering precise navigation to the brain and spine. The Company uniquely provides both established clinical products as well as pre-clinical development services for controlled drug and device delivery. The Company’s flagship product, the ClearPoint Neuro Navigation System, has FDA clearance and is CE-marked. ClearPoint Neuro is engaged with healthcare and research centers in North America, Europe, Asia, and South America. The Company is also partnered with the most innovative pharmaceutical/biotech companies, academic centers, and contract research organizations, providing solutions for direct CNS delivery of therapeutics in pre-clinical studies and clinical trials worldwide. To date, thousands of procedures have been performed and supported by the Company’s field-based clinical specialist team, which offers support and services to our customers and partners worldwide. For more information, please visit www.clearpointneuro.com.
Forward-Looking Statements
This press release contains forward-looking statements within the context of the federal securities laws, including the Company’s expectation for revenues, operating expenses, the adequacy of cash and cash equivalent balances to support operations and meet future obligations, the future market of its products and services, and other performance and results. These forward-looking statements are based on management’s current expectations and are subject to the risks inherent in the business, which may cause the Company's actual results to differ materially from those expressed in or implied by forward-looking statements. Particular uncertainties and risks include those relating to: global and political instability, supply chain disruptions, labor shortages, and macroeconomic and inflationary conditions; future revenue from sales of the Company’s products and services; the Company’s ability to market, commercialize and achieve broader market acceptance for new products and services offered by the Company; the ability of our biologics and drug delivery partners to achieve commercial success, including their use of the Company’s products and services in their delivery of therapies; the Company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; the Company’s ability to obtain additional funding to support its research and development programs; the ability of the Company to manage the growth of its business; the Company’s ability to attract and retain its key employees; and risks inherent in the research, development, and regulatory approval of new products. More detailed information on these and additional factors that could affect the Company’s actual results are described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2023, both of which have been filed with the Securities and Exchange Commission, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which the Company intends to file with the Securities and Exchange Commission on or before March 31, 2024. The Company does not assume any obligation to update these forward-looking statements.

Contact:
Danilo D’Alessandro, Chief Financial Officer
(888) 287-9109
ir@clearpointneuro.com